UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2025, Opus Genetics, Inc., together with its wholly owned subsidiary, OpusTX, LLC (collectively, the “Company”), entered into a funding and license agreement (the “Agreement”) with Eyes on the Future (“EOTF”), and RDH12 Fund for Sight (the “Fund,” and together with EOTF, the “Funding Parties”), relating to the Company’s program to develop gene therapies that treat patients with inherited retinal degeneration associated with mutations in the RDH12 gene (the “RDH12 Program”). The Agreement provides for funding by the Funding Parties of up to $1,600,000 to support the development of the RDH12 Program.  The Company is required to use the funding to conduct development activities in accordance with a mutually agreed development plan.

Under the Agreement, the Company is subject to certain diligence obligations to develop a product under the RDH12 Program.  If the Company is unable to achieve certain milestones by the specified dates or if certain other events occur (a “License Trigger Event”), then the Funding Parties may exercise their rights under a non-exclusive, global, royalty-free and fully paid-up license granted by the Company to the Funding Parties to develop products under the RDH12 Program.  If the Funding Parties exercise such license rights, then the Company will receive a non-exclusive license under the data and other intellectual property generated by the Funding Parties to develop products under the RDH12 Program, and the right to negotiate an exclusive license to such data and intellectual property to commercialize products under the RDH12 Program.  The Agreement includes certain restrictions on the Company’s ability to out-license rights to the RDH12 Program, and during the term of the Agreement the Company may not grant a third party an exclusive license to develop or commercialize products under the RDH12 Program in the United States without the prior written consent of the Funding Parties.

The term of the Agreement continues until the earlier of (a) dosing by the Company of three patients in a Phase 1a/2b clinical trial prior to a License Trigger Event, and (b) the first commercial sale of a product under the RDH12 Program following receipt of regulatory approval in the United States or certain other European countries.  The Agreement will also terminate if an exclusive, global licensee of the Company for the RDH12 Program assumes the Company’s obligations under the Agreement.  The Agreement may be terminated by either party for cause, including material breach or bankruptcy, subject to a cure period, or by the Funding Parties for convenience following a License Trigger Event.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which will be filed with the Company’s next Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 7.01	Regulation FD Disclosure.

On July 23, 2025, the Company issued a press release announcing entry into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 23, 2025.
104.1	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025	OPUS GENETICS, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer